EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-95306) and Form S-3 (No. 333-46309) of C-Phone Corporation of our report dated April 20, 2000, with respect to the financial statements of C-Phone Corporation included in the Annual Report (Form 10-KSB) for the year ended February 29, 2000.


/s/ ERNST & YOUNG LLP
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Raleigh, North Carolina
May 25, 2000